Exhibit 107

Calculation of Filing Fee Table

Registration Statement on Form S-3

(Form Type)

Houston American Energy Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
	Equity	Common Stock, $0.0001 par value per share			—	—
	Equity	Preferred Stock, $0.0001 par value per share			—	—
Fees to Be Paid	Debt	Debt Securities			—	—
	Other	Equity Warrants			—	—
	Other	Units			—	—
	Unallocated (Universal) Shelf	—	457	(o)	$8,000,000	—	$8,000,000	(3)	0.00015310	$1224.80
Fees Previously Paid	N/A	N/A	N/A		N/A	N/A	N/A			N/A
Total Offering Amounts							$8,000,000	(3)		$1,224.80
Total Fees Previously Paid										$0
Total Fee Offsets										$0
Net Fee Due										$1,224.80

(1)	This registration statement covers up to $8,000,000.00 of an indeterminate principal amount or number of the securities of each identified class of securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate (i) number of shares of common stock, preferred stock, warrants and units as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions and (ii) number or amount of such securities as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities being registered hereunder, including under any applicable anti-dilution adjustment.

(2)	The proposed maximum offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and related disclosure on Form S-3.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.